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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
       -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Ohio                                       34-1723097
-------------------------                   -------------------------
 (State of incorporation                         (IRS Employer
    or organization)                            Identification No.



 3300 Enterprise Parkway
     Beachwood, Ohio                                  44122
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  (Address of principal                              (Zip Code)
   executive offices)




Securities to be registered pursuant to Section 12(b) of the Act:

                                          Name of each exchange on
         Title of each class              which each class is to be
         to be so registered              registered
         -------------------              -------------------------

Depositary Shares, each representing      New York Stock Exchange
1/10 of a share of 8.60% Class F
Cumulative Redeemable Preferred
Shares, without par value



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

                  For a description of the Depositary Shares, each representing 1/10 of a share of 8.60% Class F Cumulative Redeemable Preferred Shares, without par value, of Developers Diversified Realty Corporation (the "Company"), see the information under the caption "Description of Depositary Shares" in the Registration Statement on Form S-3 (Registration No. 333-72519) of the Company, which description is hereby incorporated herein by reference. The Depositary Shares will be listed on the New York Stock Exchange for regular way trading.

Item 2.  Exhibits
         --------

Exhibit No.                      Description
-----------                      -----------

3.1 Amendment to the Company's Articles of Incorporation for the Preferred Shares (filed herewith)

3.2 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K (Filed with the SEC on March 8,
                  2002))

3.3 Code of Regulations of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q (Filed with the SEC on August 16, 1999))

4.1               Form of Preferred Share Certificate (filed herewith)

4.2               Form of Depositary Receipt (filed herewith)



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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   DEVELOPERS DIVERSIFIED REALTY CORPORATION


March 21, 2002                     By: /s/ William H. Schafer
                                       ----------------------------------------
                                       William H. Schafer
                                       Senior Vice President and Chief Financial
                                       Officer